As filed with the Securities and Exchange Commission on January 21, 2011.

Registration No. 333-169502

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	1221	51-0337383
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification No.)

See Table Of Additional Registrants Below

P. Jerome Richey

Executive Vice President—Corporate Affairs,

Chief Legal Officer and Secretary

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

724-485-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Buchanan Ingersoll & Rooney PC

Lewis U. Davis, Jr.

One Oxford Centre, 20th Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 562-8800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant	Jurisdiction of Organization	I.R.S Employer Identification #
AMVEST Coal & Rail, L.L.C.	Virginia	54-0696869
AMVEST Coal Sales, Inc.	Virginia	54-1135822
AMVEST Corporation	Virginia	54-0696869
AMVEST Gas Resources, Inc.	Virginia	20-1072935
AMVEST Mineral Services, Inc.	Virginia	54-1560754
AMVEST Minerals Company, L.L.C.	Virginia	54-0696869
AMVEST Oil & Gas, Inc.	Virginia	54-1162979
AMVEST West Virginia Coal, L.L.C.	West Virginia	54-1860378
Braxton-Clay Land & Mineral, Inc.	West Virginia	43-1948819
Cardinal States Gathering Company	Virginia	73-1394037
Central Ohio Coal Company	Ohio	31-4356096
CNX Gas Company LLC	Virginia	31-1782401
CNX Gas Corporation	Delaware	20-3170639
CNX Land Resources Inc.	Delaware	25-1871851
CNX Marine Terminals Inc.	Delaware	25-1385259
Coalfield Pipeline Company	Tennessee	03-0455546
Conrhein Coal Company	Pennsylvania	25-1406541
CONSOL Energy Holdings LLC VI	Delaware	27-2130445
CONSOL Energy Sales Company	Delaware	25-1670342
CONSOL Financial Inc.	Delaware	51-0395375
CONSOL Gas Company	Delaware	55-0534149
CONSOL of Canada Inc.	Delaware	98-0013773
CONSOL of Central Pennsylvania LLC	Pennsylvania	20-5105698
CONSOL of Kentucky Inc.	Delaware	94-2524120
CONSOL of Ohio LLC	Ohio	20-8338255
CONSOL of WV LLC	West Virginia	20-2471235
CONSOL of Wyoming LLC	Delaware	20-8779722
Consol Pennsylvania Coal Company LLC	Delaware	20-8732852
Consolidation Coal Company	Delaware	13-2566594
Eighty-Four Mining Company	Pennsylvania	25-1695903
Fola Coal Company, L.L.C.	West Virginia	54-1860378
Glamorgan Coal Company, L.L.C.	Virginia	54-0696869
Helvetia Coal Company	Pennsylvania	25-1180531
Island Creek Coal Company	Delaware	55-0479426
Keystone Coal Mining Corporation	Pennsylvania	25-1323822
Knox Energy LLC	Tennessee	62-1866097
Laurel Run Mining Company	Virginia	54-0892422
Leatherwood, Inc.	Pennsylvania	25-1604505
Little Eagle Coal Company, L.L.C.	West Virginia	22-3864739
McElroy Coal Company	Delaware	25-1553551
MOB Corporation	Pennsylvania	25-1211093
Mon River Towing, Inc.	Pennsylvania	25-1087222
MTB Inc.	Delaware	25-1674211
Nicholas-Clay Land & Mineral, Inc.	Virginia	55-0719265
Peters Creek Mineral Services, Inc.	Virginia	54-1536678
Reserve Coal Properties Company	Delaware	25-1582519
Rochester & Pittsburgh Coal Company	Pennsylvania	25-0761480
Southern Ohio Coal Company	West Virginia	55-0403282
TEAGLE Company, L.L.C.	Virginia	54-0696869
TECPART Corporation	Delaware	13-3038238

Exact Name of Additional Registrant	Jurisdiction of Organization	I.R.S Employer Identification #
Terra Firma Company	West Virginia	20-0869908
Terry Eagle Coal Company, L.L.C.	West Virginia	54-1860378
Terry Eagle Limited Partnership	West Virginia	31-0995566
Twin Rivers Towing Company	Delaware	25-1181155
Vaughn Railroad Company	West Virginia	55-0725216
Windsor Coal Company	West Virginia	13-5488703
Wolfpen Knob Development Company	Virginia	25-1391218

Each additional registrant is a direct or indirect subsidiary of CONSOL Energy Inc. The address and telephone number of each additional registrant’s principal office is c/o CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000. The name, address and telephone number of the agent for service for each additional registrant is P. Jerome Richey, Executive Vice President — Corporate Affairs and Chief Legal Officer and Corporate Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000.

EXPLANATORY NOTE

This pre-effective amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-169502) is being filed solely for the purpose of updating the consents of the independent registered public accounting firms and independent auditors, as contained herein. This amendment does not modify any portion of the prospectus that forms part of the Registration Statement. Accordingly, the prospectus has been omitted and this amendment consists only of the facing page, the explanatory note, Part II of the Registration Statement and certain exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and amended and by-laws of CONSOL Energy Inc., a Delaware corporation (“CONSOL Energy” or the “Company”), as well as the organizational documents of each of the other registrants.

Delaware Corporations

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CONSOL Energy Inc.

CONSOL Energy’s By-laws also provide that any present director, officer, employee or agent of CONSOL Energy shall be indemnified by CONSOL Energy as of right to the full extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification included the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. In addition, CONSOL has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law. CONSOL maintains policies of directors’ and officers’ liability insurance which insures its directors against the cost of defense, settlement or payment of a judgment under certain circumstances.

CONSOL has also entered into agreements that provide for the indemnification by CONSOL of its directors, their executors, administrators or assigns for damages and expenses in connection with a threatened, pending or completed claim, action, or proceeding, whether brought by or in the right of CONSOL or by a third party or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the director may be or may have been involved as a party or otherwise, by reason of the fact that the director is or was a director or officer of CONSOL, by reason of any actual or alleged error or misstatement or misleading statement or omission made or suffered by the director, by reason of any action taken by or any inaction on the part of the director while acting as such director or officer, or by reason of the fact that the director was serving at the request of CONSOL as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that a director acted in good faith and in a manner, which the director reasonably believed to be in or not opposed to the best interests of CONSOL, and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

CNX Land Resources Inc., CNX Marine Terminals Inc., CONSOL Energy Sales Company, CONSOL Financial Inc., CONSOL of Kentucky Inc., Consolidation Coal Company, Island Creek Coal Company, McElroy Coal Company, MTB Inc., Reserve Coal Properties Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by the laws of Delaware.

CONSOL of Canada, Inc. and Twin Rivers Towing Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses actually and reasonably incurred by such person in connection with the defense of any claim, action, suit or proceedings against such person, except if such person is adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.

CNX Gas Corporation and CONSOL Gas Company

The organizational documents of this company contain provisions that state that the corporation will provide indemnification, to the maximum permitted by Delaware law, to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses reasonably incurred or suffered by such person in connection therewith.

TECPART Corporation

The organizational documents of this corporation provides that the corporation is obligated to indemnify any director or officer of the corporation, or a person that was serving at the request of the corporation as a director, officer, or employee of another corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CONSOL Energy Holdings LLC VI

The managers and officers of the company are entitled to indemnification to the fullest extent permitted by applicable law. The company will indemnify such persons for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company.

CONSOL of Wyoming LLC

The organizational documents of this corporation provides that managers and officers will not be held liable if their actions were in good faith and in the best interests of the company.

CONSOL Pennsylvania Coal Company, LLC

The organizational documents provide that the company will indemnify member, directors and officers of the company against any liabilities, except where liability resulted from fraud, bad faith, willful misconduct, recklessness, gross negligence, improper personal benefit, and similar causes. The organizational documents also provide for the advancement of expenses when indemnification is provided.

Ohio Corporations

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or is or was serving at the request of the corporation as a director or officer of another entity, because the person is or was a director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director’s approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.

The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.

Central Ohio Coal Company

The organizational documents also provide that indemnification will be provided to the fullest extent permitted by law.

Ohio Limited Liability Companies

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because he is or was a manager, member or officer of the company or is or was serving at the company’s request as a manager, member, director or officer of any other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the manager, member or officer in connection with the proceeding if the manager, member or officer acted in good faith and in a manner the manager, member or officer reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, the manager, member or officer had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the company, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made in respect of any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager or officer of a limited liability company has been successful on the merits or otherwise in defense of any such action, the limited liability company must indemnify him against expenses actually and reasonably incurred by him in connection with the action.

Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager, member or officer of the company.

CONSOL of Ohio LLC

The organizational documents also provide that managers and officers will not be held liable if their actions were in good faith and in the best interests of the company.

Pennsylvania Corporations

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

Eighty-Four Mining Company, Leatherwood, Inc., Mon River Towing, Inc. and Rochester & Pittsburgh Coal Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Helvetia Coal Company and Keystone Coal Mining Corporation

The organizational documents of the company provide that the company will indemnify each director and officer against all costs, expenses and payments incurred or imposed in connection with any claim, action, suit or proceeding (or settlement) in which such director or officer is involved by reason of his being a director or officer, except when such person is adjudged to have been derelict in the performance of his duty.

Pennsylvania Limited Liability Companies

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CONSOL of Central Pennsylvania, LLC

The organizational documents provide that the company will indemnify and hold harmless the members in the event the member becomes liable for any obligation of the Company and that the managers will not be liable for the debts, liabilities, contract or other obligations of the company.

Pennsylvania Partnerships

Section 8331 of the Pennsylvania Uniform Partnership Act provides that a partnership has the obligation to indemnify each partner in respect of any payments made or liabilities incurred in the ordinary and proper conduct of business of the partnership.

Conrhein Coal Company

The partnership agreement provides that each partner agrees to indemnify and hold harmless the other partner and the partnership in respect of any and all damages, losses, liabilities and expenses which shall arise out of or result from a violation of the limitations of the authority of the partners and any negligent act committed by such partner.

Tennessee Corporations

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

Coalfield Pipeline Company

The organizational documents of the company provide that, to the fullest extent permitted by the applicable law, the company will indemnify any person who is or was is involved in any manner, in any proceeding by reason of the fact that he or she is or was a director of officer of the company, or was serving at the request of the company as a director, or officer of another corporation, partnership, joint venture, trust, or other enterprise against all expenses and other amounts actually and reasonably incurred by him or her in connection with any such proceeding.

Tennessee Limited Liability Companies

Section 48-243-101 of the Tennessee Limited Liability Company Act authorizes a court to award, or a limited liability company to grant, indemnity to a governor, member, manager, partner, trustee, employee, independent contractor or agent of the company under certain circumstances and subject to certain limitations.

Sections 48-240-102(e) and 48-241-111(d) of the Tennessee Limited Liability Company Act provide that a member or manager shall not be liable for any action taken as a member or manager or any failure to take any action if the member or manager performed the duties of the position (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the member or manager reasonably believes to be in the best interest of the LLC.

Knox Energy LLC

The organizational documents of the company provide that the company will indemnify its managers, employees and other agents who are not managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by members owning a majority interest in the company.

Virginia Corporations

Sections 13.1-697-699 and 701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.

Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s certificate of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

AMVEST Coal Sales, Inc. and AMVEST Oil & Gas, Inc.

The organizational documents provide that the directors and officers of the corporation will be indemnified against all liabilities asserted against such persons by reason of having been a director or officer, whether or not then currently a director or officer, and against all expenses reasonably incurred in connection therewith, except to the extent such person has been adjudged to be liable by reason of gross negligence or willful misconduct in performance of his duty as director or officer.

AMVEST Corporation

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses actually and reasonably incurred by such person in connection with the defense of any claim, action, suit or proceedings against such person, except if such person is adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.

AMVEST Gas Resources, Inc., AMVEST Mineral Services, Inc., Nicholas-Clay Land & Mineral, Inc. and Wolfpen Knob Development Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Laurel Run Mining Company

The organizational documents of this corporation provide that the corporation will indemnify any director or officer against any liability incurred in connection with a proceeding if (1) he believed that his conduct was in the best interests of the corporation and, in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful and (ii) he was not guilty of gross negligence or willful misconduct; provided that no indemnification will be provided when such person is charged with improper benefit to himself.

Peters Creek Mineral Services, Inc.

The organizational documents of this company do not contain any indemnification provisions.

Virginia limited liability companies

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

AMVEST Coal & Rail, L.L.C., AMVEST Minerals Company, L.L.C., Glamorgan Coal Company, L.L.C. and TEAGLE Company, L.L.C.

The organizational documents provide that the members, managers and officer of the company are entitled to indemnification to the same extent as officers and directors are entitled to indemnification in accordance with corporate law.

CNX Gas Company LLC

The organizational documents of the company provide that the company will indemnify and hold harmless the member in the event the member (a) becomes liable for any debt liability, contract or other obligation of the company, or (b) is directly or indirectly required to make any payments with respect thereto.

Virginia Partnership

Under the Virginia Partnership Act, a partnership is obligated to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

Cardinal States Gathering Company

The partnership agreement provides that each partner will indemnify and hold harmless the other partners and their affiliates, directors, officers, employees and agents and the partnership from and against all claims, loss, damage, demands, liabilities, obligations or rights of action, arising as a result of: (a) breach of the partnership agreement; (b) intentional misrepresentation; (c) anything done or omitted to be done through the gross negligence or willful misconduct of the indemnifying partner or its officers, directors, employees, agents; (d) any action by the indemnifying partner or any of its officers, directors, employees or agents whose services have not been specifically contracted for by the partnership; and (e) any claims brought by third parties against the other partners as a result of any activity engaged in by the indemnifying partner outside the business purpose of the partnership.

West Virginia Corporations

The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

Braxton-Clay Land & Mineral, Inc., Southern Ohio Coal Company, Terra Firma Company and Vaughn Railroad Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Windsor Coal Company

The organizational documents of this company do not contain any indemnification provisions.

West Virginia Limited Liability Companies

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

AMVEST West Virginia Coal, L.L.C., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C. and Terry Eagle Coal Company, L.L.C.

The organizational documents provide that the members, managers and officer of the company are entitled to indemnification to the same extent as officers and directors are entitled to indemnification in accordance with corporate law.

CONSOL of WV, LLC

The organizational documents of this company do not contain any indemnification provisions.

West Virginia Limited Partnerships

The West Virginia Uniform Limited Partnership Act does not prohibit the indemnification of its partners and states that the general partner shall have the same powers and liabilities of a partner under a general partnership. Under the West Virginia Uniform Partnership Act, a partnership has the obligation to indemnify each partner in respect of any payments made or liabilities incurred in the ordinary course of business of the partnership.

Terry Eagle Limited Partnership

The partnership agreement provides that each partner will indemnify the other partners against any damage, liability, loss or cost arising from any failure of that partner to perform or observe any term or agreement to be performed or observed by that party.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(8) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(9) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL ENERGY INC.

By:	*
J. Brett Harvey
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* J. Brett Harvey	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

* John L. Whitmire	Vice Chairman

* Patricia A. Hammick	Director

* James E. Altmeyer, Sr.	Director

* Philip W. Baxter	Director

* William E. Davis	Director

Signature	Title

* William P. Powell	Director

* Joseph T. Williams	Director

* Raj K. Gupta	Director

* David C. Hardesty	Director

* John T. Mills	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Coal & Rail, L.L.C.

By:	*
Bart J. Hyita
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

* William J. Lyons	Manager (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Manager

/S/ P. JEROME RICHEY P. Jerome Richey	Manager

* Robert F. Pusateri	Manager

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Coal Sales, Inc.

By:	*
Robert F. Pusateri
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert F. Pusateri	President and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Corporation

By:	*
Bart J. Hyita
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

* J. Brett Harvey	Director

* Robert P. King	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Gas Resources, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Mineral Services, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Nicholas J. DeIuliis	Director

* Bart J. Hyita	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Minerals Company, L.L.C.

By:	*
Robert P. King
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Manager

* Bart J. Hyita	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST Oil & Gas, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

AMVEST West Virginia Coal, L.L.C.

By:	*
Robert P. King
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Nicholas J. DeIuliis	Manager

* Bart J. Hyita	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Braxton-Clay Land & Mineral, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Nicholas J. DeIuliis	Director

* Bart J. Hyita	Director

* James J. McCaffrey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Central Ohio Coal Company

By:	*
Robert P. King
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Nicholas J. DeIuliis	Director

* Stephen W. Johnson	Director

* J. Brett Harvey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CNX Land Resources Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

* James J. McCaffrey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CNX Marine Terminals Inc.

By:	*
Robert F. Pusateri
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* James J. McCaffrey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Conrhein Coal Company

By:	*
Robert P. King
President and Director of MTB Inc., Partner of Conrhein Coal Company

By:	*
Bart J. Hyita
President and Director of Consolidation Coal Company, Partner of Conrhein Coal Company

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director of MTB, Inc., Partner of Conrhein Coal Company (Principal Executive Officer)

* Bart J. Hyita	Director of MTB, Inc., Partner of Conrhein Coal Company

* Stephen W. Johnson	Director of MTB, Inc., Partner of Conrhein Coal Company

* Bart J. Hyita	President and Director of Consolidation Coal Company, Partner of Conrhein Coal Company (Principal Executive Officer)

Signature	Title

* J. Brett Harvey	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

* Nicholas J. DeIuliis	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ WILLIAM J. LYONS William J. Lyons	Director of Consolidation Coal Company, Partner of Conrhein Coal Company (Principal Financial and Accounting Officer)

* P. Jerome Richey	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

* Robert P. King	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

* Robert F. Pusateri	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL Energy Sales Company

By:	*
Robert F. Pusateri
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert F. Pusateri	President, Chief Executive Officer and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

* Bart J. Hyita	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

* Robert P. King	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on January 21, 2011.

CONSOL Financial Inc.

By:	*
Donald J. Bromley
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Donald J. Bromley	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* James A. Brock	Director

* Chris Jones	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL of Canada Inc.

By:	*
Robert F. Pusateri
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* James J. McCaffrey	Director

* J. Brett Harvey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL of Central Pennsylvania LLC

By:	*
Bart J. Hyita President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Manager

* Robert P. King	Manager

* Stephen W. Johnson	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL of Kentucky Inc.

By:	*
Bart J. Hyita President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

* William J. Lyons	Principal Financial and Accounting Officer

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL of Ohio LLC

By:	*
Bart J. Hyita President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

* Robert P. King	Manager

* Nicholas J. DeIuliis	Manager

* Stephen W. Johnson	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL of WV LLC

By:	*
Bart J. Hyita President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Manager

* Nicholas J. DeIuliis	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL of Wyoming LLC

By:	*
Bart J. Hyita President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL Pennsylvania Coal Company LLC

By:	*
Bart J. Hyita
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

* William J. Lyons	Principal Financial and Accounting Officer

* J. Brett Harvey	Manager

* Nicholas J. DeIuliis	Manager

/S/ P. JEROME RICHEY P. Jerome Richey	Manager

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Consolidation Coal Company

By:	*
Bart J. Hyita
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

* Robert P. King	Director

* Robert F. Pusateri	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Eighty-Four Mining Company

By:	*
Albert A. Aloia
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Albert A. Aloia	President (Principal Executive Officer)

* William J. Lyons	Principal Financial and Accounting Officer

* Nicholas J. DeIuliis	Director

* J. Brett Harvey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Fola Coal Company, L.L.C.

By:	*
Robert P. King
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Bart J. Hyita	Manager

* Nicholas J. DeIuliis	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Glamorgan Coal Company, L.L.C.

By:	*
Bart J. Hyita
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Manager

* Nicholas J. DeIuliis	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Helvetia Coal Company

By:	*
Bart J. Hyita
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Director

* J. Brett Harvey	Director

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Island Creek Coal Company

By:	*
Bart J. Hyita
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Keystone Coal Mining Corporation

By:	*
Bart J. Hyita
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Laurel Run Mining Company

By:	*
Bart J. Hyita
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Leatherwood, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

* Randall M. Albert	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act or 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Little Eagle Coal Company, L.L.C.

By:	*
Robert P. King
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Bart J. Hyita	Manager

* Nicholas J. DeIuliis	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

McElroy Coal Company

By:	*
Bart J. Hyita
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

* William J. Lyons	Principal Financial and Accounting Officer

/S/ P. JEROME RICHEY P. Jerome Richey	Director

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Mon River Towing, Inc.

By:	*
Robert F. Pusateri
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* James J. McCaffrey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

MTB Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Bart J. Hyita	Director

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Nicholas-Clay Land & Mineral, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Bart J. Hyita	Director

* Nicholas J. DeIuliis	Director

* James J. McCaffrey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended,, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Peters Creek Mineral Services, Inc.

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Bart J. Hyita	Director

* Nicholas J. DeIuliis	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Reserve Coal Properties Company

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* J. Brett Harvey	Director

* James J. McCaffrey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Rochester & Pittsburgh Coal Company

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Southern Ohio Coal Company

By:	*
Bart J. Hyita
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Nicholas J. DeIuliis	Director

* J. Brett Harvey	Director

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

TEAGLE Company, L.L.C.

By:	*
Bart J. Hyita
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Manager

* Nicholas J. DeIuliis	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

TECPART Corporation

By:	*
Bart J. Hyita
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Director

* Nicholas J. DeIuliis	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Terra Firma Company

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Terry Eagle Coal Company, L.L.C.

By:	*
Bart J. Hyita
President and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Manager

* Nicholas J. DeIuliis	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Terry Eagle Limited Partnership

By:	*
Bart J. Hyita
President and Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partnership

By:	*
Bart J. Hyita
President and Director of TECPART Corporation, General Partner of Terry Eagle Limited Partnership

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner; (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Robert P. King	Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner

Signature	Title

* Nicholas J. DeIuliis	Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner

* Robert P. King	Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

* Nicholas J. DeIuliis	Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

* Bart J. Hyita	President and Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Twin Rivers Towing Company

By:	*
Robert F. Pusateri
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert F. Pusateri	President and Director (Principal Executive Officer)

* William J. Lyons	Principal Financial and Accounting Officer

* James J. McCaffrey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Vaughan Railroad Company

By:	*
Bart J. Hyita
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* Robert F. Pusateri	Director

* Nicholas J. DeIuliis	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Windsor Coal Company

By:	*
Bart J. Hyita
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Bart J. Hyita	President and Director (Principal Executive Officer)

* William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

* Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Wolfpen Knob Development Company

By:	*
Robert P. King
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

* J. Brett Harvey	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Cardinal States Gathering Company

By:	*
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

By:	*
J. Brett Harvey
Chief Executive Officer and Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Nicholas J. DeIuliis	President, Chief Executive Officer and Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* J. Brett Harvey	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

* Stephen W. Johnson	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

Signature	Title

* Randall M. Albert	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

* J. Brett Harvey	Chief Executive Officer and Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company (Principal Executive Officer)

* P. Jerome Richey	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

* Nicholas J. DeIuliis	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

* J. Michael Onifer	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

* Randall M. Albert	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CNX Gas Company LLC

By:	*
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Nicholas J. DeIuliis	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* J. Brett Harvey	Manager

* Randall M. Albert	Manager

* Stephen W. Johnson	Manager

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CNX Gas Corporation

By:	*
J. Brett Harvey
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* J. Brett Harvey	Chief Executive Officer and Director (Principal Executive Officer)

* William J. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ P. JEROME RICHEY P Jerome Richey	Director

* Nicholas J. DeIuliis	Director

* J. Michael Onifer	Director

* Randall M. Albert	Director

*By:	/S/ P. JEROME RICHEY	Attorney-in-Fact
P. Jerome Richey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Coalfield Pipeline Company

By:	*
Randall M. Albert
President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Randall M. Albert	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Stephen W. Johnson	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

Knox Energy, LLC

By:	*
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Nicholas J. DeIuliis	President, Chief Executive Officer and Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer of CNX Gas Company LLC, the sole member of Knox Energy, LLC (Principal Financial and Accounting Officer)

* J. Brett Harvey	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

* Randall M. Albert	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

* Stephen W. Johnson	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

MOB Corporation

By:	*
Stephen M. Kenney
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* Stephen M. Kenney	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

* Stephen W. Johnson	Director

* M. Charles Hardoby	Director

* Robert M. Belesky	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL Gas Company

By:	*
J. Brett Harvey
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* J. Brett Harvey	President and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President (Principal Financial and Accounting Officer)

* Nicholas J. DeIuliis	Director

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on January 21, 2011.

CONSOL Energy Holdings LLC VI

By:	*
J. Brett Harvey
President, Chief Executive Officer and Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 3 to the registration statement has been signed below as of January 21, 2011 by the following persons in the capacities indicated:

Signature	Title

* J. Brett Harvey	President, Chief Executive Officer and Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI (Principal Financial and Accounting Officer)

* John Whitmire	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* James E. Altmeyer, Sr.	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* William E. Davis	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* Raj K. Gupta	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* Patricia A. Hammick	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* David C. Hardesty, Jr.	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* John T. Mills	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* William P. Powell	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* Joseph T. Williams	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

* Philip W. Baxter	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

*By:	/S/ WILLIAM J. LYONS	Attorney-in-Fact
William J. Lyons

EXHIBIT INDEX

2.1	Purchase and Sale Agreement by and among Dominion Resources, Inc., Dominion Transmission, Inc. and Dominion Energy Inc. and CONSOL Energy Holdings LLC VI dated as of March 14, 2010, incorporated by reference to Exhibit 2.1 to Form 8-K filed on March 16, 2010.

4.1	Indenture, dated April 1, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8% Senior Notes due 2017, incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.2	Indenture, dated April 1, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8.25% Senior Notes due 2020, incorporated by reference to Exhibit 4.2 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.3	Supplemental Indenture No. 1, dated April 30, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8% Senior Notes due 2017, incorporated by reference to Exhibit 4.4 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.4	Supplemental Indenture No. 1, dated April 30, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8.25% Senior Notes due 2020, incorporated by reference to Exhibit 4.5 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.5	Supplemental Indenture No. 2, dated June 16, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8% Senior Notes due 2017, incorporated by reference to Exhibit 4.6 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.6	Supplemental Indenture No. 2, dated June 16, 2010, among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to 8.25% Senior Notes due 2020, incorporated by reference to Exhibit 4.7 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

4.7	Registration Rights Agreement among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc., and Bank of America Securities LLC, as representative of the initial purchasers, dated April 1, 2010, incorporated by reference to Exhibit 4.3 to Form 8-K filed on April 2, 2010, as amended on August 6, 2010.

5.1+	Opinion of Buchanan Ingersoll & Rooney

5.2+	Opinion of McGuire Woods LLP

5.3+	Opinion of Wagner, Myers & Sanger, P.C.

5.4+	Opinion of Thompson Hine LLP

5.5+	Opinion of Steptoe & Johnson PLLC

12.1	Computation of Ratio of Earnings to Fixed Charges incorporated by reference to Exhibit 12 to Form 10-K for the year ending December 21, 2009, filed on February 9, 2010.

23.1+	Consent of Counsel (included in Exhibits 5.1 through 5.5 respectively)

23.2	Consent of Ernst & Young, LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Deloitte & Touche, LLP.

23.5+	Consent of Schlumberger Data and Consulting Services

23.6+	Consent of Netherland Sewell & Associates, Inc.

23.7+	Consent of Netherland Sewell & Associates, Inc.

24.1+	Power of Attorney (Included in Signature Page to Form S-4 as filed on September 21, 2010)

25.1+	Statement of Eligibility on Form T-1

99.1+	Form Letter of Transmittal

99.2+	Form of Notice of Guaranteed Delivery

99.3+	Form of Letter to Clients

99.4+	Form of Letter to Registered Holders

+	Previously filed